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Exhibit 3.2

                          THIRD AMENDED AND SUPERSEDING
                                     BY-LAWS
                                       OF
                                  PENTAIR, INC.
                           ADOPTED ON AUGUST 23, 2000
                     Compiled Version As Amended May 1, 2002


                                    ARTICLE I
                            Meetings of Shareholders

     Section 1. Place and Time of Meetings. Except as otherwise provided by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the Board of Directors and, in the absence of such designation, shall be held at the registered office of the Corporation in the State of Minnesota. The Board of Directors shall designate the time of day for each meeting and, in the absence of such designation and except as otherwise provided in these By-Laws, every meeting of shareholders shall be held at 10:00 a.m. local time.

     Section 2. Annual Meeting. The annual meeting of shareholders (the "Annual Meeting") shall be held on such date after March 1 and prior to June 1 as the Board of Directors shall select by appropriate resolution. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. The Annual Meeting shall be the only regular meeting of the shareholders in any one calendar year. At each Annual Meeting, the shareholders shall elect that number of directors equal to the number of directors in the class whose term expires at the time of such Annual Meeting. At any such Annual Meeting, only other business properly brought before the Annual Meeting in accordance with Section 10 of this
Article I may be transacted.

     Section 3. Special Meetings.

     (a) A special meeting of the shareholders (a "Special Meeting") may be called only by (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) two or more members of the Board of Directors, (iv) the Chairman of the Board or (v) a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote on the matters to be presented to the Special Meeting, except that a Special Meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise effect the composition of the Board of Directors for that purpose, must be called by twenty five percent (25%) or more of the voting power of all shares entitled to vote.

     (b) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by a shareholder or shareholders holding the voting power specified in Section 3(a)(v) of this
Article I (the "Requisite Voting Power") must be delivered to the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more persons who as of the date of such written demand are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth all information about each such shareholder and beneficial owner or owners, if any, on whose behalf the demand is made that would be required to be set forth in a shareholder's notice described in paragraph (a)(ii) of Section 10 of this
Article I, and shall be sent to the Chief Executive Officer or Chief Financial Officer of the Corporation by hand or by certified or registered mail, return receipt requested. Within 30 days after the date that valid written demands for such meeting by the shareholder or shareholders holding the Requisite Voting Power are received by the Chief Executive Officer or Chief Financial Officer of the Corporation (the "Delivery Date"), the Board of Directors shall cause a Special Meeting to be called in accordance with this Section 3.

     (c) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chief Executive Officer, the Chief Financial Officer, two or more members of the Board of Directors or the Chairman of the Board shall have called such Special Meeting. In the case of any Special Meeting

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called by the Board of Directors upon the demand of a shareholder or shareholders in accordance with this Section 3 (a "Demand Special Meeting"), such Special Meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 90 days after the Delivery Date; and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 30 days after the Delivery Date, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chief Executive Officer, the Chief Financial Officer, two or more members of the Board of Directors, the Chairman of the Board or the Board of Directors may consider such factors as it or he deems relevant within the good faith exercise of its or his business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

     (d) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Chief Executive Officer or Chief Financial Officer of the Corporation. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Chief Executive Officer or Chief Financial Officer of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Chief Executive Officer or Chief Financial Officer represent the Requisite Voting Power. Nothing contained in this Section 3(d) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

     (e) For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

     Section 4. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his or her address as shown by the books of the Corporation, a notice setting out the time and place of each Annual Meeting and each Special Meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed not less than 10 days nor more than 60 days prior thereto, except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. In the event of any Demand Special Meeting, such notice shall be sent not more than 45 days after the Delivery Date. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the Special Meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 3 of this Article I and (ii) shall contain all of the information required in the notice received by the Corporation in accordance with Section 10(b) of this
Article I. The business transacted at all Special Meetings shall be confined to the purpose or purposes stated in the notice. The written notice of any meeting at which a plan of merger or exchange is to be considered shall so state such as a purpose of the meeting. A copy or short description of the plan of merger or exchange shall be included in or enclosed with such notice.

     Section 5. Waiver of Notice. Notice of any Annual Meeting or Special Meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his or her attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 6. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any


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one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these By-Laws.

     Section 7. Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting ("Meeting Record Date"), notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. If the Board of Directors fails to fix a Meeting Record Date, then the Meeting Record Date shall be the 20th day preceding the date of such meeting. Notwithstanding the foregoing, in the case of any Demand Special Meeting, (a) the Meeting Record Date shall not be later than the 30th day after the Delivery Date and (b) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.

     Section 8. Quorum, Adjourned Meetings. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five days before such adjourned meeting. If a quorum is present, a meeting may be adjourned without notice other than announcement at the meeting (a) at any time upon a resolution of shareholders by majority vote or (b) at any time prior the transaction of any business at such meeting, by the Chairman of the Board of Directors or pursuant to a resolution of the Board of Directors. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 9. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

     Section 10. Notice of Shareholder Business and Nomination of Directors.

     (a)  Annual Meetings.

          (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 10.

          (ii) For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause (C) of paragraph
     (a)(i) of this Section 10, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be received by the Secretary of the Corporation at the principal offices of the Corporation not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth in the Corporation's proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event that the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above. Such shareholder's notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set


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     forth: (A) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director, (I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (III) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; and (E) in the case of any other business that such shareholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-Laws, the language of the proposed amendment, (II) such shareholder's and beneficial owner's or owners' reasons for conducting such business at the meeting and (III) any material interest in such business of such shareholder and beneficial owner or owners.

          (iii) Notwithstanding anything in the second sentence of paragraph
     (a)(ii) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 45 days prior to the Anniversary Date, a shareholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings. The business transacted at a Special Meeting shall be limited to the purposes stated in the notice of the Special Meeting sent to shareholders pursuant to Section 4 of this Article I. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 10. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than 90 days prior to such Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.


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     (c)  General.

          (i) Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors. The Board of Directors, or a nominating committee duly appointed by the Board of Directors, shall have the sole authority to designate candidates to be nominated by management for election as directors of the Corporation. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective proposal shall be disregarded.

          (ii) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (iii) Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to limit the Corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

                                   ARTICLE II
                                    Directors

     Section 1. General Powers; Number of Directors; Classification. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise permitted by statute. The Board of Directors shall consist of ten (10) directors, who need not be shareholders of the Corporation. The Board of Directors has been divided into three classes, as nearly equal in number as may be, with the terms of office for each class staggered so that the term for only one class expires each year.

     Section 2. Tenure. At each Annual Meeting, the shareholders shall elect directors to fill the vacancies of such directors whose terms have expired. Each newly elected director shall hold office for a term expiring at the third succeeding Annual Meeting or until his successor is elected and qualifies.

     Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by election at a meeting of shareholders. Any director who is elected to fill a vacancy by the remaining directors shall be required to stand for election at the next Annual Meeting or Special Meeting, regardless of whether the class of directors into which such director has been placed will otherwise be elected at such meeting.

     Section 4. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

     Section 5. Notice. The Board of Directors shall meet each year immediately after the Annual Meeting, at the same place as the Annual Meeting. No notice of any kind to either old or new members shall be necessary for such annual meeting or for any regular meeting of the directors fixed from time to time by resolution of a majority of the Board of Directors. Other meetings of the Board of Directors may be held upon 48 hours' written notice of the date, time and place of the meeting upon the call of the Chairman of the Board, Chief Executive Officer, President or any director. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.


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     Section 6. Waiver of Notice. Notice of any meeting of the Board of
Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section 7. Quorum; Act of the Board. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting; provided, however, that if any vacancies exist for any reason, the remaining directors shall constitute a quorum for the filling of such vacancies. Except as otherwise provided in these By-Laws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     Section 8. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 9. Electronic Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 9 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

     Section 10. Removal of Directors.

     (a) A director may be removed by the Board of Directors at any time, but only with good cause shown therefor, if (i) the director was appointed by the Board of Directors to fill a vacancy and shareholders have not since such appointment elected directors in such director's class; and (ii) a majority of the other directors present affirmatively vote to remove the director.

     (b) Any one or all of the directors may be removed with good cause shown therefor, at any meeting of the shareholders called for that purpose, by the affirmative vote of 60% of the voting power of the shares entitled to vote provided that removal is not opposed by more than 25% of the voting power of the shares entitled to vote.

     (c) "Good cause" for the purpose of this Section 10 shall mean (i) conviction of a crime involving moral turpitude, (ii) dishonesty in dealings with the Corporation or with respect to its assets or (iii) engaging in competition, directly or indirectly, with the Corporation, usurping any corporate opportunity or advantage or knowingly violating Section 302A.255 of Minnesota Statutes, as amended, with respect to director conflicts of interest, without the prior consent of the Board of Directors after complete disclosure of all material facts with respect thereto.

     (d) This Section 10 may be amended or repealed at any Annual Meeting or Special Meeting by the affirmative vote of the holders of 60% of the voting power of all shareholders entitled to vote, provided such amendment or repeal shall not receive the negative vote of the holders of more than 25% of the voting power of all shareholders entitled to vote.

     Section 11. Committees.

     (a) A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. Except as otherwise provided in these By-Laws, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Except as otherwise provided in these By-Laws, committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors.


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     (b) Except as otherwise provided in these By-Laws, a majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

     Section 12. Committee of Disinterested Persons.

     (a) The Board of Directors may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation.

     (b) For purposes of this Section 12, a director or other person is "disinterested" if the director is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee or agent of, the Corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question.

     (c) The committee, once established, is not subject to direction, control, or termination by the Board of Directors. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee's existence shall terminate upon issuance of the final written report of its determinations.

     (d) A disinterested person appointed to a committee so established is deemed to be a director for the period of existence of the committee but has no power to act as a director except in conjunction with the activities of the committee.

     Section 13. Executive Committee. The Board of Directors may by resolution or resolutions, passed by a majority of the total number of directors, designate an Executive Committee of three or more directors, one of whom shall be the Chief Executive Officer of the Corporation and at least one of whom shall be independent of management. In the event of an emergency, if one or more of the members is absent, any of the remaining independent directors shall be an alternative member for each member so absent, chosen by the length of service on the Board of Directors. The Board of Directors shall designate one member of the Executive Committee as Chairman. The Executive Committee shall exercise all other powers of the Board of Directors between the meetings of the Board of Directors; provided, however, that the Executive Committee shall not have the power to fill vacancies in the Board of Directors and in its own membership; provided further, that the Executive Committee shall not have authority to alter or amend these By-Laws. The Board of Directors shall have the power at any time to change the membership of or to dissolve the Executive Committee. The Executive Committee shall take no action except by unanimous approval of all its members. The Executive Committee shall meet at the request of the Chairman or any member with proper notice. In an emergency, any member of the Board of Directors or any officer of the Corporation may call a meeting of the Executive Committee. Regular minutes will be kept of Executive Committee proceedings and shall be reported at the next following meeting of the Board of Directors; such report shall become a part of the record to which such report is presented.

     Section 14. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members, unless the Articles of Incorporation provide otherwise and the action need not be approved by the shareholders.

     Section 15. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members shall have authority to establish reasonable compensation of all directors for service to the Corporation as directors, officers or otherwise.

                                   ARTICLE III
                                    Officers

     Section 1. Number of Officers. The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, and such other officers and assistant


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officers and agents as may be elected or appointed by the Board of Directors from time to time. Any number of offices may be held by the same person.

     Section 2. Election and Term of Office. At the first meeting of the Board of Directors held after each Annual Meeting, the Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties and responsibilities provided for in these By-Laws or a resolutions of the Board of Directors not inconsistent therewith. In the absence of an election or appointment of a Chief Executive Officer or Chief Financial Officer by the Board of Directors, the person or persons exercising the principal functions of those offices are respectively deemed to have been elected to those offices. Each officer shall hold office until his successor shall have been duly elected or appointed or until his prior death, resignation or removal.

     Section 3. Removal and Vacancies. Any officer may be removed from his or her office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the officer so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

     Section 4. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     Section 5. Chief Executive Officer. The Chief Executive Officer shall:

     (a) Have general active management of the business of the Corporation;

     (b) In the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and the shareholders;

     (c) See that all orders and resolutions of the Board of Directors are carried into effect;

     (d) Perform such duties as may be prescribed, from time to time, by the Board of Directors; and

     (e) Render to the Board of Directors, whenever requested, an account of all transactions by the Chief Executive Officer.

     Section 6. President. The President shall:

     (a) Perform such duties as may be prescribed, from time to time, by the Board of Directors or by the Chief Executive Officer; and

     (b) Render to the Chief Executive Officer or the Board of Directors, whenever requested, an account of all transactions by the President.

     Section 7. Chief Financial Officer. The Chief Financial Officer shall:

     (a) Keep accurate financial records for the Corporation;

     (b) Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

     (c) Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;

     (d) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

     (e) Perform such duties as may be prescribed, from time to time, by the Board of Directors or by the Chief Executive Officer; and

     (f) Render to the Chief Executive Officer or the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation.

     Section 8. Treasurer. The Treasurer shall:

     (a) Perform such duties as may be prescribed, from time to time, by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer; and

     (b) Render to the Chief Financial Officer, the Chief Executive Officer or the Board of Directors, whenever requested, an account of all transactions by the Treasurer.

     Section 9. Vice President. Each Vice President shall perform such duties as may be prescribed, from time to time, by the Board of Directors or the Chief Executive Officer.

     Section 10. Secretary. The Secretary shall give proper notice of meetings of shareholders and Board of Directors and other notices required by law or by these By-Laws. He shall attend all meetings of the shareholders and Board of Directors and shall maintain records of, and, whenever necessary, certify all proceedings of the shareholders and Board of Directors. He shall also perform such duties as may be prescribed, from time to time, by the Board of Directors or the Chief Executive Officer.

     Section 11. Contracts. All contracts, deeds, mortgages, bonds, notes, checks, conveyances and other instruments shall be executed on behalf of the Corporation by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Chief Operating Officer, the Chief Financial Officer or any Vice President, or by such other persons as may be designated or authorized, from time to time, by the Board of Directors or the Chief Executive Officer.

     Section 12. Compensation. The officers of this Corporation shall receive such compensation for their services as may be determined, from time to time, by a resolution of the Board of Directors.

                                   ARTICLE IV
                                  Capital Stock

     Section 1. Certificates for Shares. All shares of the Corporation shall be certificated shares. Every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the Chairman, Chief Executive Officer or President and by the Chief Financial Officer, Treasurer or Secretary of the Corporation or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article IV.

     Section 2. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the Corporation under a written agreement, of services rendered or to be rendered to the Corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted.

     Section 3. Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat as the absolute owner of shares of the Corporation, the person or persons in whose name shares are registered on the books of the Corporation.

     Section 4. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit or that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 5. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Minnesota Statutes as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     Section 6. [Intentionally omitted.]

     Section 7. Definitions. (Adopted on October 18, 1985.) The following definitions shall apply herein:

     (a) "Acquiring person" means a person, corporation or other entity proposing to make a control share acquisition, but does not include a licensed broker/dealer or underwriter who (i) purchases shares of the Corporation solely for purposes of resale to the public, and (ii) is not acting in concert with an acquiring person.

     (b) "Beneficial owner" includes, but is not limited to, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote or direct the voting of any shares of the Corporation and the power to dispose of, or direct the disposition of, such shares. "Beneficial ownership" includes, but is not limited to, the right, exercisable within 60 days, to acquire securities through the exercise of options, warrants, or rights or the conversion of convertible securities, or otherwise. The shares subject to these options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by this person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. A person is the beneficial owner of securities beneficially owned by any relative or spouse or relative of the spouse residing in the home of this person, any trust or estate in which this person owns ten percent or more of the total beneficial interest or serves as trustee or executor, any corporation or entity in which this person owns ten percent or more of the equity, and any affiliate or associate of this person.

     (c) "Control share acquisition" means an acquisition of shares of the Corporation resulting in beneficial ownership by an acquiring person of a new range of voting power specified in Section 8(d), but does not include any of the following:

          (1) an acquisition before, or pursuant to an agreement entered into before, the date of adoption of this section of Article IV of the By-Laws;

          (2) an acquisition by a donee pursuant to an inter vivos gift not made to avoid the provisions of Sections 7 through 14 of Article IV or by a distributee as defined in Minn. Stat. Section 524.2-201, clause (10);


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

          (3) an acquisition pursuant to a security agreement not created to avoid the provisions of Sections 7 through 14 of Article IV;

          (4) an acquisition of shares of the Corporation pursuant to a merger or exchange of shares, if the Corporation is a party to the transaction; or

          (5)  an acquisition of shares from the Corporation.

     Section 8. Information Statement. (Adopted on October 18, 1985.) An acquiring person shall deliver to the Corporation at its principal executive office an information statement containing all of the following:

     (a) The identity of the acquiring person;

     (b) a reference that the statement is made under this section of the By-Laws;

     (c) the number of shares of the Corporation beneficially owned by the acquiring person;

     (d) a specification of which of the following ranges of voting power in the election of directors would result from consummation of the control share acquisition:

          (1)  at least 20 percent but less than 33-1/3 percent;

          (2)  at least 33-1/3 percent but not more than 50 percent; and

          (3)  over 50 percent.

     (e) the terms of the proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition, plans or proposals of the acquiring person to liquidate the Corporation, to sell all or substantially all of its assets, or merge it or exchange its shares with any other person, to change the location of its principal executive office or of a material portion of its business activities, to change materially its management or policies of employment, to alter materially its relationship with suppliers or customers or the communities in which it operates, or make any other material change in its business, corporate structure, management or personnel, and such other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the proposed control share acquisition.

     Section 9. Special Meeting. (Adopted on October 18, 1985.) Within 5 days after receipt of an information statement pursuant to Section 8, the Corporation shall call a special meeting of the shareholders to vote on the proposed control share acquisition. The meeting shall be held no later than 55 days after receipt by the Corporation of the information statement, unless the acquiring person agrees to a later date, and no sooner than 30 days after receipt of the information statement, if the acquiring person so requests in writing when delivering the information statement. The notice of the meeting shall be, at a minimum, accompanied by a copy of the information statement and a statement disclosing that the Board of Directors of the Corporation (i) recommends acceptance of, (ii) expresses no opinion and is remaining neutral toward, (iii) recommends rejection of, or (iv) is unable to take a position with respect to, the proposed control share acquisition. The notice of meeting shall be given within 20 days after receipt of the information statement.

     Section 10. Consummation of Acquisition. (Adopted on October 18, 1985.) The acquiring person may consummate the proposed control share acquisition if and only if both of the following occur:

     (a) the proposed control share acquisition is approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote under applicable Minnesota law; and

     (b) the proposed control share acquisition is consummated within 180 days after shareholder approval.

     Section 11. Failure to Comply. (Adopted on October 18, 1985.) All shares of the Corporation acquired by an acquiring person in violation of Section 10 shall be: (a) denied voting rights for one year after acquisition; (b) nontransferable on the books of the Corporation for one year after acquisition; and (c) subject to the Corporation's option, during such one-year period, to call the shares for redemption at the price at which the shares were acquired. Such redemption shall occur on the date set in the call notice, which shall not be later than 60 days after the call notice is given.

     Section 12. Proxy Solicitation. (Adopted on October 18, 1985.) Notwithstanding any contrary provision of these By-Laws, a proxy relating to a meeting of shareholders required under Section 9 of this Article IV must be solicited separately from the offer to purchase or solicitation of an offer to sell shares of the Corporation. Except for irrevocable proxies appointed in the regular course of business and not in connection with a control share acquisition, all proxies appointed for or in connection with the shareholder authorization of a control share acquisition pursuant Sections 7 through 14 of
Article IV shall be at all times terminable at will prior to the obtaining of the shareholder authorization, whether or not the proxy is coupled with an interest. Without affecting any vote previously taken, the proxy may be terminated in any manner permitted by Minnesota statutes or by giving oral notice of the termination in the open meeting of shareholders held pursuant to
Section 9 hereof. The presence at a meeting of the person appointing a proxy does not revoke the appointment.

     Section 13. Amendments or Repeal. (Adopted on October 18, 1985.) Notwithstanding any contrary provision of these By-Laws, the provisions of Sections 7 through 14 of this Article may be amended or repealed by the shareholders only by the affirmative vote of the holders of 85% of each class of shares of the Corporation entitled to exercise the voting power of the Corporation; provided, however, that if no person holds more than twenty percent (20%) of the Voting Shares and there is no control share acquisition of which the Board of Directors has credible notice, the necessary vote for amendment or repeal may be reduced by the Board of Directors to not less than a majority of the outstanding shares in each class; and provided further that no amendment or repeal of Sections 7 through 14 of this Article adopted after the notice to shareholders referred to in Section 9 herein is given shall affect the rights of any shareholder under said Sections 7 through 14.

     Section 14. Dissenting Shareholders. (Adopted on October 18, 1985.) Shareholders dissenting from a control share acquisition for which approval of shareholders is sought shall have the right to obtain fair value of their shares, pursuant to the provisions of Minnesota Statutes 302A.473 (1985), as amended.

                                    ARTICLE V
                                    Dividends

     Section 1. Dividends. Subject to the provisions of the Articles of Incorporation, of these By-Laws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

     Section 2. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE VI
                                  Miscellaneous

     Section 1. Seal. The corporate seal, if any, shall be circular in form and have inscribed thereon the name of the Corporation, the State in which it is incorporated and the words "corporate seal."

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.


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

                                   ARTICLE VII
                       Indemnification of Certain Persons

     Section 1. General. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

     Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                  ARTICLE VIII
                                   Amendments

     These By-Laws may be altered, amended or repealed by a vote of the majority of the whole Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-Laws by a majority vote of the shareholders present or represented at any Annual Meeting or Special Meeting called for such purpose. The Board of Directors shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend by unanimous action any By-Law to increase the number of directors.

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